EXHIBIT 21

   SUBSIDIARIES

   The following lists all significant subsidiaries and affiliates of A. O. Smith Corporation. Certain direct and indirect subsidiaries of A. O. Smith Corporation have been omitted because, considered in the aggregate as a single subsidiary, such subsidiaries would not constitute a significant subsidiary.

                                                        Jurisdiction in Which
   Name of Subsidiary                                      Incorporated

   AOS Holding Company                                               Delaware
   A. O. Smith Harvestore Products, Inc.                             Delaware
   A. O. Smith International Corporation
     also d/b/a A. O. Smith Automotive Products
     Group-Japan                                                     Delaware
   AgriStor Credit Corporation                                       Delaware
   Sceptor Finance Company                                           Delaware
   Smith Fiberglass Products Inc.                                    Delaware

   Claymore Insurance Company, Ltd.                                   Bermuda

   A. O. Smith Enterprises Ltd.
     also d/b/a A. O. Smith Automotive Products
     Company-Canada                                                    Canada
   AgriStor Credit Corporation Canada, Ltd.                            Canada

   A. O. Smith L'eau Chaude S.a.r.l.                                   France

   A. O. Smith Electric Motors (Ireland) Ltd.                         Ireland
   A. O. Smith Holding (Ireland) Ltd.                                 Ireland

   Fabricadores de Componentes de Motores, S.A. de C.V.                Mexico
   Fabricantes de Componentes Motrices, S.A. de C.V.                   Mexico
   Fabricantes de Motores Electricos de Mexico, S.A. de C.V.           Mexico
   Metalsa, S.A.                                                       Mexico
   Motores Electricos de Juarez, S.A. de C.V.                          Mexico
   Motores Electricos de Monterrey, S.A. de C.V.                       Mexico
   Productos de Agua, S.A. de C.V.                                     Mexico
   Productos Electricos Aplicados, S.A. de C.V.                        Mexico

   A. O. Smith Water Products Company B.V.                    The Netherlands